Example Template : 77O




















DWS TECHNOLOGY FUND










N-Sar May 1, 2011 - October 31,
2011










Security Purchased
Cusip
Purchase/Trade
Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total
($) Amt
of
Offering
Amt of
shares Purch
by Fund
% of Offering
Purchased by
Fund
% of
Funds
Total
Assets
Brokers
Purchased
From
RENREN, INC.
759892102
5/4/2011
743,400,000
14.00

33,300
0.10%

BAML, CS,
DB, JEFF,
MS
CS
YANDEX NV
NL0009805522
5/23/2011
1,304,300,000
25.00

38,670
0.07%

DB, GS,
MS,
PACIFIC,
PIPER
MS